UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2033 Notes Indenture

On October 1, 2025, Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee, entered into an indenture (the “Indenture”), pursuant to which the Company issued $725,000,000 in aggregate principal amount of the Company’s 7.875% Senior Notes due 2033 (the “2033 Notes”).

Interest and Maturity

The 2033 Notes will mature on October 15, 2033, and interest on the 2033 Notes is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2026, to holders of record on the April 1 and October 1 immediately preceding the related interest payment date, at a rate of 7.875% per annum.

Optional Redemption

At any time prior to October 15, 2028, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of 2033 Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price of 107.875% of the principal amount of the 2033 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Company, provided that (i) at least 60% of the aggregate principal amount of 2033 Notes issued under the Indenture (including any Additional Notes (as defined in the Indenture) but excluding 2033 Notes held by the Company and its Subsidiaries (as defined in the Indenture)) remains outstanding immediately after the occurrence of such redemption (unless all 2033 Notes are redeemed substantially concurrently) and (ii) the redemption occurs within 180 days of the date of the closing of each such equity offering. In addition, prior to October 15, 2028, the Company may redeem all or a part of the 2033 Notes, on any one or more occasions, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2033 Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On or after October 15, 2028, the Company may redeem all or a part of the 2033 Notes, on any one or more occasions, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2033 Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

YEAR	REDEMPTION PRICE
2028	103.938%
2029	101.969%
2030 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2033 Notes may require the Company to repurchase all or any part of that holder’s 2033 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2033 Notes repurchased, plus any accrued and unpaid interest on the 2033 Notes repurchased to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date on or prior to the date of purchase).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries, if any, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of equity interests or redeem, repurchase or retire equity securities or subordinated indebtedness; (iii) transfer or sell certain assets; (iv) make investments; (v) create liens to secure indebtedness; (vi) enter into agreements that restrict dividends or other payments from any non-guarantor subsidiary to the Company; (vii) consolidate with or merge with or into, or sell substantially all of the Company’s assets to, another person; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, and many of these covenants will be terminated if the 2033 Notes achieve an investment grade rating from either Moody’s Investors Service, Inc. or S&P Global Ratings.

Events of Default

The Indenture contains customary events of default, including, but not limited to: (i) default for 30 days in the payment when due of interest on the 2033 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2033 Notes; (iii) failure by the Company or certain of its subsidiaries, if any, to comply with certain of their respective obligations, covenants or agreements contained in the 2033 Notes or the Indenture, subject to certain notice and grace periods; (iv) failure by the Company or any of its restricted subsidiaries to pay indebtedness within any applicable grace period or the acceleration of any such indebtedness if the total amount of such indebtedness exceeds $75.0 million; (v) failure by the Company or any of its restricted subsidiaries that is a Significant Subsidiary (as defined in the Indenture) to pay final non-appealable judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any guarantee of the 2033 Notes is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or is denied or disaffirmed by a Guarantor (as defined in the Indenture); and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company and its restricted subsidiaries that are Significant Subsidiaries.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the 2033 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 29, 2025, the Company issued a press release announcing the results of the Company’s tender offer (the “2028 Notes Tender Offer”) for any and all of its outstanding 8.125% Senior Notes due 2028 (the “2028 Notes”). The Company accepted for payment $684,943,000 aggregate principal amount of 2028 Notes validly tendered and not validly withdrawn in the 2028 Notes Tender Offer and made payment for such 2028 Notes on October 1, 2025 with a portion of the proceeds from the sale of the 2033 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated October 1, 2025, between the Company and Wilmington Trust, National Association, as trustee (including Form of 7.875% Senior Note due 2033).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo
Chief Legal Officer and Secretary